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EXH-23
EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-54410 of eB2B Commerce, Inc. of our report dated April 16, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP
New York, New York
July 12, 2001